UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact name of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
L-3 Communications Corporation received notice that its Special Support Programs Division (L-3 SSPD, formerly known as L-3 Joint Operations Group (JOG)) has been temporarily suspended from receiving any new contracts or orders from U.S. Federal Government agencies, including under its Special Operations Forces Support Activity (SOFSA) contract.
The notice of temporary suspension was received from the Office of the Deputy General Counsel of the U.S. Air Force on June 4, 2010 and relates to an on-going governmental investigation of L-3 SSPD concerning the alleged inappropriate use of an e-mail system by L-3 SSPD employees. L-3 SSPD is continuing to perform on outstanding orders under its existing contracts, including the SOFSA contract. The temporary suspension will remain in effect until lifted at the discretion of the Air Force.
The Air Force has also notified L-3 that it is considering whether a suspension of L-3 Communications Integrated Systems L.P., as the parent of L-3 SSPD, is also warranted.
L-3 is cooperating fully with the government and is providing information to the Air Force. L-3 cannot assess the outcome or impact, including the financial impact on L-3, of these proceedings at this time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Ralph G. D’Ambrosio
	Name:	Ralph G. D’Ambrosio
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 9, 2010